UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2016

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

SRE Loan Extension

On September 23, 2016, IMH Financial Corporation (the “Company”) and SRE Monarch Lending, LLC (“SRE Monarch Lending”) entered into a Sixth Amendment to Loan Agreement (“Sixth Amendment”) extending the maturity date of the Company’s $5.0 million loan from SRE Monarch Lending (“SRE Loan”) from September 19, 2016 to December 22, 2016. The Company has agreed to pay an extension fee $100,000 payable as follows: (i) $33,333.33 on or before October 24, 2016, (ii) $33,333.33 on or before November 22, 2016; and (iii) $33,33.34 on or before December 22, 2016. SRE Monarch Lending is a related party of Seth Singerman, one of the Company’s directors.
SRE Revolver Extension
On September 23, 2016, a wholly-owned subsidiary of the Company, Buena Yuma, LLC (“Buena Yuma”), and SRE Monarch Lending entered into a First Amendment to Loan Agreement ("First Amendment") extending the maturity date of the Company's $4.0 million revolving line of credit facility (“SRE Revolver”) from September 23, 2016 to December 22, 2016. The Company has agreed to pay an extension fee of $190,000 payable as follows: (i) $46,666.66 on or before October 24, 2016, (ii) $46,666.67 on or before November 22, 2016; (iii) $46,666.67 on or before December 22, 2016; and (iv) $50,000.00 upon the earlier to occur of a) the sale of the mortgaged property ("Buena Yuma Land") or b) March 31, 2017 ("Facility Exit Date").
The foregoing descriptions of the Sixth Amendment and the First Amendment are not complete and are qualified by reference to the complete agreements and other related documents which are attached hereto and incorporated herein by reference.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description
10.1	Sixth Amendment to Loan Agreement between IMH Financial Corporation, a Delaware corporation and SRE Monarch Lending, LLC, a Delaware limited liability company, dated September 23, 2016.
10.2	First Amendment to Loan Agreement between Buena Yuma LLC, a subsidiary of IMH Financial Corporation, and SRE Monarch Lending, LLC, a Delaware limited liability company, dated September 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 29, 2016

IMH FINANCIAL CORPORATION

By:	/s/ Samuel J. Montes
Samuel J. Montes Chief Financial Officer